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                                                                    EXHIBIT 99.1

[GRAPHIC OMITTED]

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

                                               CONTACT: STEVE IACO
                                                        INSIGNIA FINANCIAL GROUP

                                                        212-984-6535



INSIGNIA FINANCIAL GROUP, WITKOFF GROUP AND LEHMAN BROTHERS SELL FRESH MEADOWS APARTMENTS FOR $270 MILLION

NEW YORK - NOVEMBER 20, 2001 - Insignia Financial Group, Inc. (NYSE: IFS) announced today that a partnership in which the Company is a substantial minority investor has sold the Fresh Meadows Apartments, a 3,285-unit, 140-building residential housing complex in Queens, New York, for $270 million.

         Fresh Meadows Development, LLC, a partnership that includes Insignia Financial Group, The Witkoff Group, Lehman Brothers and Cammeby's International, purchased Fresh Meadows Apartments in 1997. Queens Fresh Meadows, LLC was the purchaser of the property, one of the largest residential housing complexes in Queens. Insignia's share of the $270 million sale price includes a pre-tax capital gain of approximately $10 million (approximately $6 million after-tax). The gain will be reflected in Insignia's fourth quarter and year-end 2001 financial results.

     "We consider the sale of Fresh Meadows to be a model co-investment project, and a textbook example of how Insignia effectively deploys its capital side-by-side with its clients," said Andrew L. Farkas, chairman and chief executive officer of Insignia Financial Group. "Our strategy is to take minority equity positions in investment-grade real estate, add value through creative leasing, capital improvement and operating-efficiency programs, and then dispose of the assets within a three- to five-year time horizon. This strategy enables our shareholders to benefit from the enhanced asset values we are creating. Insignia operating companies also realize significant revenue streams by providing leasing, property management and investment sales services for the properties in which we hold an equity stake."

     The Insignia Co-investment Group was formed in 1996, with Jeffrey Goldberg as managing director. The Fresh Meadows sale was arranged by the Capital Advisors Group of Insignia/ESG, Insignia's U.S. commercial real estate services subsidiary, and Lehman Brothers. Insignia Residential Group, which has managed Fresh Meadows since


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1997, will assist in the management of the property under the new ownership.

ABOUT INSIGNIA

Insignia Financial Group, Inc., based in New York, is among the world's foremost real estate services and investment banking firms with leadership positions in the commercial and residential sectors. Its major operating units are:
Insignia/ESG, one of the largest providers of commercial real estate services in the United States; Insignia Richard Ellis, one of the premier real estate services firms in the United Kingdom; Realty One, one of the largest residential real estate brokerage firms in the United States and the largest in Ohio; Insignia Douglas Elliman, the number one provider of residential sales and rental brokerage in the New York City market; and Insignia Residential Group, the largest manager of cooperative and condominium housing in the New York metropolitan area. The Company also has developing commercial real estate services operations throughout Europe, Asia and Latin America. Additional information about the company is available on the corporate website at http://www.insigniafinancial.com.

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Certain items discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements which make reference to the expectations or beliefs of the Company or any of its management are such forward-looking statements, including statements concerning the performance of the Company or any of its business units; the anticipated occurrence or results of specific transactions; the performance of the U.S. and international commercial and residential brokerage markets; and the business outlook for, and the Company's expected performance for, the balance of 2001. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.

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